UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 8.01. Other Events.

On November 15, 2007, the Board of Directors of Bioanalytical Systems, Inc. (the "Company") elected William B. Baitinger to be Chairman of the Board. Mr. Baitinger has served as a director of the Company since 1979.

On November 16, 2007, the Company issued a press release announcing Mr. Baitinger's election. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1	Press Release dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: November 16, 2007	By:	/s/ Michael R. Cox
Michael R. Cox Vice President, Finance and Administration, and Chief Financial Officer

Exhibit No.	Description

99.1	Press Release dated November 16, 2007.